Exhibit 99.1

Investor Contact Laurie Poggi KKR Financial LLC 415-315-3718	Media Contact Roanne Kulakoff and Joseph Kuo Kekst and Company 212-521-4837 and 212-521-4863

KKR Financial Corp. Announces Fourth Quarter and 2005 Financial Results

SAN FRANCISCO, CA, FEBRUARY 28, 2006—KKR Financial Corp. (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the fourth quarter and year ended December 31, 2005.

Highlights of KKR Financial Corp.’s performance include:

•                  Distribution of $0.40 per common share declared for the quarter ended December 31, 2005.

•                  Net income for the quarter ended December 31, 2005 of $22.0 million, or $0.28 per diluted common share.  Net income for the year ended December 31, 2005 of $55.1 million, or $0.92 per diluted common share.

•                  Net income adjusted for share-based compensation for the quarter ended December 31, 2005 of $32.7 million, or $0.42 per diluted common share.  Net income adjusted for share-based compensation for the year ended December 31, 2005 of $85.3 million or $1.42 per diluted common share.

•                  REIT taxable income for the quarter ended December 31, 2005 of $22.1 million, or $0.28 per diluted common share. REIT taxable income for the year ended December 31, 2005 of $82.1 million or $1.37 per diluted common share. See attached Schedule II for reconciliation of GAAP net income to REIT taxable income.

•                  Investment portfolio of $15.0 billion as of December 31, 2005, a 20.0% increase from $12.5 billion as of September 30, 2005 and a 552.2% increase from $2.3 billion as of December 31, 2004.

•                  Weighted average cost of investment portfolio, as a percentage of par value, of 99.96% as of December 31, 2005, compared to 99.95% as of September 30, 2005.

•                  Closed KKR Financial CLO 2005-2, Ltd., the Company’s second $1 billion collateralized loan obligation transaction, on November 3, 2005.

•                  Completion of the first issuance of secured liquidity notes by KKR Pacific Funding Trust, the Company’s first $5 billion asset-backed commercial paper conduit that closed on September 30, 2005, with $2 billion outstanding as of December 31, 2005.

•                  Co-invested $52.5 million on a pari passu basis with Kohlberg Kravis Roberts & Co. L.P. in four separate private equity transactions during the fourth quarter of 2005.

*            *             *

KKR Financial Corp. (“KFN” or the “Company”) reported net income for the fourth quarter and year ended December 31, 2005 of $22.0 million and $55.1 million, respectively, or $0.28 and $0.92 per diluted common share, respectively. Current quarter and annual results compare with a net loss of $3.3 million and $6.7 million for the quarter and year ended December 31, 2004, respectively, or a loss of $0.08 and $0.17 per common share, respectively.  Net income includes share-based compensation expense for the quarter and year ended December 31, 2005, totaling $10.7 million and $30.2 million, respectively, or $0.14 and $0.50 per diluted common share, respectively.  Additionally, fourth quarter results include a provision for loan losses of $0.2 million and results for the year ended December 31, 2005 include a provision for loan losses of $1.5 million and a lease abandonment charge of $0.8 million.

Net income adjusted for share-based compensation, a non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense, for the quarter ended December 31, 2005 totaled $32.7 million, or $0.42 per diluted common share.  Net income adjusted for share-based compensation for the year ended December 31, 2005 totaled $85.3 million or $1.42 per diluted common share.

REIT taxable income, a non-GAAP financial measurement, for the fourth quarter and year ended December 31, 2005 totaled $22.1 million and $82.1 million, respectively, or $0.28 and $1.37 per diluted common share, respectively. See attached Schedule II for reconciliation of GAAP net income to REIT taxable income.

Investment Portfolio

During the quarter ended December 31, 2005, the Company’s investment portfolio increased by 20.0% from $12.5 billion as of September 30, 2005 to $15.0 billion as of December 31, 2005. For the year ended December 31, 2005, the investment portfolio increased by 552.2% from $2.3 billion as of December 31, 2004. As of December 31, 2005, the aggregate amortized cost of the Company’s investment portfolio exceeded the estimated fair value of its investment portfolio by $54.1 million and, as of the same date, the Company had unrealized gains totaling $45.6 million related to its cash flow hedges, as defined under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In comparison, as of September 30, 2005, the aggregate amortized cost of the Company’s investment portfolio exceeded the estimated fair value of its investment portfolio by $61.8 million and, as of the same date, the Company had unrealized gains totaling $23.9 million related to its cash flow hedges. As of December 31, 2005, the aggregate net unamortized purchase discount (i.e., aggregate purchase discounts exceed aggregate purchase premiums on the Company's investment portfolio) related to the investment portfolio was $6.7 million and the weighted average amortized cost, as a percentage of aggregate par value, of the investment portfolio was 99.96% as of December 31, 2005. Management has been able to maintain the aggregate amortized cost value of the investment portfolio below aggregate par value due to the Company’s ability to make a substantial amount of its residential real estate, corporate, and commercial real estate investments in primary market transactions at a cost of par or below.

Since the Company’s formation, management has positioned the Company so as not to be negatively impacted by an overall higher interest rate environment or in a flatter, or inverted, interest rate curve environment by investing in floating rate and hybrid rate investments, which as of December 31, 2005, totaled 55.0% and 42.8% of the investment portfolio, respectively. Fixed rate loans and securities total 1.9% of the Company’s investment portfolio as of December 31, 2005. Additionally, the Company’s adjustable rate residential loans and residential adjustable rate mortgage (“ARM”) securities reset monthly and substantially all of its floating rate corporate and commercial real estate loans and securities reset at least quarterly. The Company has also fixed borrowings used to fund hybrid ARM security investments using interest rate swaps and interest rate corridors, which are accounted for as cash flow hedges under GAAP.

The Company made $3.7 billion and $15.6 billion par amount of investments during the fourth quarter and year ended December 31, 2005, respectively. For the period from August 12, 2004 (Inception) through December 31, 2004, the Company made $2.3 billion par amount of investments. The table below summarizes investment portfolio purchases for the periods indicated and includes the par amount, or face amount, of the securities and loans that were purchased.

Investment Portfolio Purchases

(Amounts in thousands)

	Quarter ended December 31, 2005		Year ended December 31, 2005		August 12, 2004 (Inception) through December 31, 2004
	Par Amount	%	Par Amount	%	Par Amount	%

Securities:
Residential ARM Securities	$1,292,554	35.1%	$2,918,325	18.7%	$1,604,594	69.1%
Residential Hybrid ARM Securities	—	—	2,935,532	18.8	—	—
Corporate Debt Securities	159,000	4.3	557,820	3.6	24,500	1.1
Commercial Real Estate Debt Securities	23,356	0.6	85,671	0.6	12,000	0.5
Total	1,474,910	40.0	6,497,348	41.7	1,641,094	70.7
Loans:
Residential ARM Loans	779,300	21.2	2,172,771	13.9	229,855	9.9
Residential Hybrid ARM Loans	830,072	22.6	4,547,632	29.2	—	—
Corporate Loans	444,475	12.1	1,870,849	12.0	400,774	17.3
Commercial Real Estate Loans	150,929	4.1	493,129	3.2	50,000	2.1
Total	2,204,776	60.0	9,084,381	58.3	680,629	29.3
Grand Total	$3,679,686	100.0%	$15,581,729	100.0%	$2,321,723	100.0%

The table above excludes purchases of $3.6 million and $28.3 million of marketable equity securities during the quarter and year ended December 31, 2005, respectively, and $31.2 million during the period from August 12, 2004 (Inception) through December 31, 2004.  Purchases of $52.5 million of non-marketable equity securities are also excluded from the table for the quarter and year ended December 31, 2005.

As set forth in the table above, for the year ended December 31, 2005, the Company purchased $4.5 billion par amount of Residential Hybrid ARM Loans.  Under currently promulgated GAAP, the Company is required to account for the $4.5 billion as loans, notwithstanding the fact that the Company purchased the investment in the form of rated securities.  Schedule VII summarizes the ratings distribution of the Company’s portfolio of Residential Hybrid ARM loans.

Distribution

On February 1, 2006, the Company’s Board of Directors declared a distribution of $0.40 per common share for the quarter ended December 31, 2005, to stockholders of record on February 15, 2006, and payable on February 28, 2006.  Because the distribution was declared subsequent to December 31, 2005, the aggregate distribution payable of $32.1 million is not reflected in the Company’s consolidated balance sheet as of December 31, 2005.

The Company’s distribution for the fourth quarter, that was declared on February 1, 2006, totaled $32.1 million.  REIT taxable income, a non-GAAP financial measurement, totaled $22.1 million for the fourth quarter and net income adjusted for share-based compensation, a non-GAAP financial measurement, totaled $32.7 million for the fourth quarter.  The Company’s total distributions for 2005, including the distribution for the fourth quarter declared on February 1, 2006, totaled $84.5 million, compared to REIT taxable income for 2005 of $82.1 million. The non-GAAP financial measurements of REIT taxable income and net income adjusted for share-based compensation are important because the Company is structured as a REIT and the Internal Revenue Code requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders.  REIT taxable income is critical in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Internal Revenue Code.  Net income adjusted for share-based compensation is an important non-GAAP measure because it is a measurement of cash flow generated from operations that is available to make distributions to common stockholders.

Book Value

The Company’s book value per common share was $20.59 and $20.11 as of December 31, 2005, and September 30, 2005, respectively, exclusive of the distributions declared subsequent to the end of the fourth and third quarter, respectively, of $0.40 and $0.32 per common share.  The Company’s book value per common share, computed on a pro forma basis inclusive of these subsequent distributions was $20.19 and $19.79, respectively.

KKR Financial CLO 2005-2, Ltd.

The Company closed KKR Financial CLO 2005-2, Ltd., the Company’s second $1 billion collateralized loan obligation transaction, on November 3, 2005.  The Company issued $695 million of Aaa/AAA-rated senior secured notes at par with a coupon of 3-month LIBOR plus .26% and $57 million of Aa2/AA-rated senior secured notes at par with a coupon of 3-month LIBOR plus .43%.

The Company retained the following securities in the transaction: $64 million of Class C mezzanine notes rated A2/A, $64 million of Class D mezzanine notes rated Baa2/BBB-, $30 million of Class E mezzanine notes rated Ba2/BB-, $10 million of Class F mezzanine notes rated B2/B-, and $98.5 million of non-rated subordinated notes.  The maturity date of the transaction is November 26, 2017.  The Company closed its first $1 billion collateralized loan obligation transaction on March 30, 2005.

Private Equity Co-Investments

During the fourth quarter, the Company co-invested $52.5 million on a pari passu basis with one or more private equity funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) in four separate private equity transactions.  The Company’s aggregate investment totaled $52.5 million, consisting of the following investments:

•                  Accellent Inc.:  The Company invested $10.0 million in the acquisition of Accellent Inc. (“Accellent”) by KKR and Bain Capital LLC.  Accellent is the largest provider of fully integrated manufacturing and engineering services to the medical device industry.

•                  Avago Technologies:  The Company invested $12.5 million in the acquisition of Avago Technologies by KKR and Silver Lake Partners.  Avago Technologies is comprised of the worldwide operations of the semiconductor products group formerly owned by Agilent Technologies, Inc.

•                  Masonite International Corporation: The Company invested $20.0 million in the acquisition of Masonite International Corporation (“Masonite”) by KKR.  Masonite is the largest global manufacturer of doors and door components.

•                  Toys “R” Us, Inc.:  The Company invested $10.0 million in the acquisition of Toys “R” Us, Inc. (“Toys “R” Us”) by KKR, Bain Capital Partners LLC, and Vornado Realty Trust.  Toys “R” Us is a worldwide specialty retailer of toys, baby products and children’s apparel.

Additional information regarding KKR and the above referenced transactions is available at KKR’s website (www.kkr.com).

Information for Investors: 10-K Filing, Conference Call and Webcast

As of today’s date, the Company has not filed its Form 10-K for the year ended December 31, 2005, with the Securities and Exchange Commission (the “SEC”).  The Company encourages investors to carefully read the Company’s Form 10-K after it has been filed by the Company as it contains consolidated financial statements and footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations, in each case for the year ended December 31, 2005.  The Company is required to file its Form 10-K for the year ended December 31, 2005, with the SEC no later than March 31, 2006.

The Company will host a conference call and audio web cast to review its fourth quarter and annual 2005 results on Wednesday, March 1, 2006, at 11:00 a.m. EST. The conference call can be accessed by dialing 800-289-0743 (Domestic) or 913-981-5546 (International); a pass code is not required. A replay will be available through March 15, 2006 by dialing 888-203-1112 (Domestic) and 719-457-0820 (International) / pass code 4719129. A live web cast of the call will be accessible on the Company’s website, at www.kkrfinancial.com, via a link from the Investor Relations section.  A replay of the audio web cast will be archived in the Investor Relations section of the Company’s website.

About KKR Financial Corp.

KKR Financial Corp. is a specialty finance company that invests in multiple asset classes and uses leverage to generate competitive leveraged risk-adjusted returns. The Company currently makes investments in the following asset classes: (i) residential mortgage loans and mortgage-backed securities; (ii) corporate loans and debt securities; (iii) commercial real estate loans and debt securities; (iv) asset-backed securities; and (v) equity securities. The Company also makes opportunistic investments in other asset classes from time to time. The Company was organized as a Maryland corporation on July 7, 2004, and commenced operations on August 12, 2004. The Company is structured as a real estate investment trust and KKR Financial Advisors LLC manages the Company pursuant to a management agreement. KKR Financial Corp. and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P.

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although KKR Financial Corp. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations and prepayment levels, the availability and cost of capital for future investments, competition within the specialty finance sector, economic conditions, credit loss experience, and other risks disclosed from time to time in the Company’s filings with the SEC.

*            *            *

Schedule I

KKR Financial Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months	Three Months		For the period from August 12, 2004 (Inception) through
	Ended	Ended	Year Ended	December 31,
(amounts in thousands, except per share amounts)	December 31, 2005	December 31, 2004	December 31, 2005	2004

Net investment income:
Securities interest income	$65,675	$2,715	$186,510	$2,715
Loan interest income	110,804	1,914	206,663	1,914
Dividend income	969	296	3,421	296
Other interest income	1,322	1,731	3,335	3,197
Total investment income	178,770	6,656	399,929	8,122
Interest expense	(133,456)	(975)	(279,718)	(975)
Net investment income before provision for loan losses	45,314	5,681	120,211	7,147
Provision for loan losses	(200)	—	(1,500)	—
Net investment income	45,114	5,681	118,711	7,147

Other income (loss):
Net realized and unrealized gain (loss) on derivatives and foreign exchange	149	(570)	113	(570)
Net realized gain on investments	1,236	75	4,117	75
Fee and other income	1,599	7	3,330	7
Total other income (loss)	2,984	(488)	7,560	(488)

Non-investment expenses:
Related party management compensation	17,721	7,421	50,791	11,222
Professional services	1,504	680	4,121	901
Loan servicing expense	3,144	—	5,143	—
Insurance expense	267	216	975	335
Directors expenses	352	242	1,071	341
General and administrative expenses	1,838	141	5,945	797
Total non-investment expenses	24,826	8,700	68,046	13,596
Income (loss) before income tax expense (benefit)	23,272	(3,507)	58,225	(6,937)
Income tax expense (benefit)	1,263	(228)	3,144	(228)
Net income (loss)	$22,009	$(3,279)	$55,081	$(6,709)

Net income (loss) per common share:
Basic	$0.28	$(0.08)	$0.93	$(0.17)
Diluted	$0.28	$(0.08)	$0.92	$(0.17)

Weighted-average number of common shares outstanding:
Basic	77,675	39,796	58,998	39,796
Diluted	78,787	39,796	60,087	39,796
Distributions per common share	$0.32	$—	$0.97	$—

Schedule II

KKR Financial Corp.

RECONCILATION OF REPORTED GAAP NET INCOME (LOSS) TO TOTAL TAXABLE INCOME AND REIT TAXABLE INCOME (LOSS) (UNAUDITED)

	Estimated For the Quarter Ended December 31, 2005		For the Quarter Ended December 31, 2004		Estimated For the Year Ended December 31, 2005		For the Period from August 12, 2004 (Inception) through December 31, 2004
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share

Reported net income (loss)	$22,009	$0.28	$(3,279)	$(0.08)	$55,081	$0.92	$(6,709)	$(0.17)
Interest income and expense	48	—	11	—	194	—	11	—
Share-based compensation	10,738	0.14	4,236	0.11	30,007	0.50	(17,651)	(0.43)
Depreciation of leasehold improvements and equipment	161	—	72	—	421	0.01	63	—
Lease abandonment expense	—	—	—	—	795	0.01	—	—
Provision for loan losses	200	—	—	—	1,500	0.02	—	—
Losses on sales of assets to third parties	(288)	—	—	—	(571)	(0.01)	—	—
Gains on sales of assets to affiliates	220	—	—	—	5,687	0.09	—	—
Realized and unrealized derivative gains and (losses)	(1,436)	(0.02)	378	0.01	(1,895)	(0.03)	378	0.01
Unrealized gains on foreign currency translation	(2,332)	(0.03)	—	—	—	—	—	—
Book/tax year end difference adjustment for CLOs/CDOs	(8,168)	(0.10)	—	—	(8,168)	(0.13)	—	—
Other	3	—	4	—	8	—	4	—
Income tax expense (benefit)	1,263	0.02	(228)	(0.01)	3,144	0.05	(228)	(0.01)
Total taxable income (loss)(1)	$22,418	$0.29	$1,194	$0.03	$86,203	$1.43	$(24,132)	$(0.60)
Undistributed taxable income of domestic taxable REIT subsidiary	(296)	(0.01)	193	—	(4,077)	(0.06)	193	—
REIT taxable income (loss)(1)	$22,122	$0.28	$1,387	$0.03	$82,126	$1.37	$(23,939)	$(0.60)
Weighted-average diluted common shares outstanding during the period	78,787		39,796		60,087		39,796

(1)          Total taxable income (loss) and REIT taxable income (loss) are non-GAAP financial measurements and do not purport to be an alternative to net income (loss) determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Total taxable income is the aggregate amount of taxable income generated by the Company and by its domestic and foreign taxable REIT subsidiaries. REIT taxable income (loss) excludes the undistributed taxable income of the Company’s domestic taxable REIT subsidiary, which is not included in REIT taxable income (loss) until distributed to the Company. There is no requirement that the Company’s domestic taxable REIT subsidiary distribute its earnings to the Company. REIT taxable income (loss), however, includes the taxable income of the Company’s foreign taxable REIT subsidiaries because the Company will generally be required to recognize and report its taxable income on a current basis. These non-GAAP financial measurements are important to the Company because the Company is structured as a REIT and the Internal Revenue Code requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders. The non-GAAP financial measurements of total taxable income and REIT taxable income are critical in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Internal Revenue Code of 1986. Because not all companies use identical calculations, this presentation of total taxable income and REIT taxable income may not be comparable to other similarly titled measures prepared and reported by of other companies.

Schedule III

KKR Financial Corp.

CONSOLIDATED BALANCE SHEET (UNAUDITED)

(amounts in thousands, except share information)	December 31, 2005	December 31, 2004
Assets:
Cash and cash equivalents	$16,110	$7,219
Restricted cash and cash equivalents	80,223	1,321
Securities available-for-sale, $5,910,399 and $1,484,222 pledged as collateral as of December 31, 2005 and 2004, respectively	6,149,506	1,651,280
Loans, net of allowance of $1,500 and $0, as of December 31, 2005, and December 31, 2004, respectively	8,846,341	682,757
Derivative assets	58,898	223
Interest receivable	59,993	2,694
Principal receivable	7,108	—
Non-marketable equity securities	52,500	—
Deferred tax asset	—	228
Other assets	19,861	1,618
Total assets	$15,290,540	$2,347,340

Liabilities:
Repurchase agreements	$9,761,258	$1,558,274
Collateralized loan obligation senior secured notes	1,500,000	—
Asset-backed secured liquidity notes	2,008,069	—
Secured revolving credit facility	54,000	—
Secured demand loan	40,511	27,875
Payable for securities purchases	196,315	—
Accounts payable, accrued expenses and other liabilities	45,925	1,157
Accrued interest payable	21,415	771
Related party payable	3,673	1,765
Income tax liability	2,763	—
Derivative liabilities	1,465	750
Total liabilities	13,635,394	1,590,592

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and none issued and outstanding at December 31, 2005 and December 31, 2004	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized and 80,374,061 and 41,004,492 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	804	410
Additional paid-in-capital	1,639,996	761,327
Accumulated other comprehensive income	18,344	1,720
Accumulated deficit	(3,998)	(6,709)
Total stockholders’ equity	1,655,146	756,748
Total liabilities and stockholders’ equity	$15,290,540	$2,347,340

Schedule IV

KKR Financial Corp.

SUMMARY FINANCIAL DATA (UNAUDITED)

Three Months Ended	Three Months Ended	Year Ended	For the period from August 12, 2004 (Inception) through
(amounts in thousands, except per share amounts)	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net Income (loss):	$22,009	$(3,279)	$55,081	$(6,709)
Earnings (loss) per diluted common share	$0.28	$(0.08)	$0.92	$(0.17)

Net Income (loss) + Share-Based Compensation(1):	$32,747	$958	$85,327	$(483)
Net income (loss), adjusted for share-based compensation, per diluted common share	$0.42	$0.02	$1.42	$(0.01)

REIT Taxable Income (loss)(2):	$22,122	$1,387	$82,126	$(23,939)
REIT taxable income (loss) per diluted common share	$0.28	$0.03	$1.37	$(0.60)

Profitability Ratio Information(3):
Return on equity	5.3%	N/A	4.5%	N/A
Return on assets	0.6%	N/A	1.0%	N/A
Efficiency ratio	13.7%	N/A	16.7%	N/A

Share Information:
Common shares outstanding, period end	80,374	41,004	80,374	41,004
Basic EPS common shares outstanding	77,675	39,796	58,998	39,796
Diluted EPS common shares outstanding	78,787	39,796	60,087	39,796
Distributions per common share	$0.32	$—	$0.97	$—

Investment Portfolio Information (period end):
Residential mortgage securities	$5,537,838	$1,582,711	$5,537,838	$1,582,711
Residential loans	6,428,822	233,120	6,428,822	233,120
Total residential	11,966,660	1,815,831	11,966,660	1,815,831
Corporate securities	481,754	24,900	481,754	24,900
Corporate loans	1,897,277	399,637	1,897,277	399,637
Total corporate	2,379,031	424,537	2,379,031	424,537
Commercial real estate securities	82,912	12,007	82,912	12,007
Commercial real estate loans	521,742	50,000	521,742	50,000
Total commercial real estate	604,654	62,007	604,654	62,007
Marketable equity securities	47,002	31,662	47,002	31,662
Total investment portfolio	14,997,347	2,334,037	14,997,347	2,334,037

Balance Sheet Information (period end):
Investment portfolio	$14,997,347	$2,334,037	$14,997,347	$2,334,037
Non-marketable equity securities	52,500	—	52,500	—
Total assets	15,290,540	2,347,340	15,290,540	2,347,340
Total borrowings	13,363,838	1,586,149	13,363,838	1,586,149
Total liabilities	13,635,394	1,590,592	13,635,394	1,590,592
Stockholders’ equity	1,655,146	756,748	1,655,146	756,748
Book value per common share	20.59	18.46	20.59	18.46
Leverage	8.1	x	2.1	x	8.1	x	2.1	x

Statement of Operations Information:
Investment income	$178,770	$6,656	$399,929	$8,122
Other income	2,984	(488)	7,560	(488)
Total income	181,754	6,168	407,489	7,634
Interest expense	(133,456)	(975)	(279,718)	(975)
Provision for loan losses	(200)	—	(1,500)	—
Share-based compensation expense	(10,738)	(4,237)	(30,246)	(6,226)
Management fees	(7,160)	(3,300)	(20,982)	(5,112)
Loan servicing expense	(3,144)	—	(5,143)	—
Other expenses	(3,784)	(1,163)	(11,675)	(2,258)
Total non-investment expenses	(24,826)	(8,700)	(68,046)	(13,596)
Income before income tax expense (benefit)	23,272	(3,507)	58,225	(6,937)
Income tax expense (benefit)	1,263	(228)	3,144	(228)
Net income (loss)	22,009	(3,279)	55,081	(6,709)

(1)                                  Non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense.

(2)                                  Non-GAAP financial measurement. See attached Schedule II for reconciliation of GAAP net income (loss) to total taxable income and REIT taxable income (loss).

(3)                                  All ratios computed on an annualized basis. The efficiency ratio is defined as non-interest expense divided by total revenue.

Schedule V

KKR Financial Corp.

INVESTMENT PORTFOLIO BY INTEREST RATE TYPE AS OF DECEMBER 31, 2005 (UNAUDITED)

(amounts in thousands) (1)(2)	Carrying Value	Amortized Cost	Estimated Fair Value	Portfolio Mix % by Fair Value
Floating Rate:
Residential ARM Loans	$2,175,929	$2,175,929	$2,163,932	14.5%
Residential ARM Securities	3,375,434	3,369,763	3,375,434	22.6
Corporate Loans	1,872,277	1,872,277	1,886,372	12.6
Corporate Debt Securities	279,280	277,030	279,280	1.9
Commercial Real Estate Loans	486,096	486,096	485,775	3.3
Commercial Real Estate Debt Securities	63,032	63,168	63,032	0.4
Total Floating Rate	8,252,048	8,244,263	8,253,825	55.3
Hybrid Rate:
Residential Hybrid ARM Loans	4,252,893	4,252,893	4,224,234	28.3
Residential Hybrid ARM Securities	2,162,404	2,197,020	2,162,404	14.5
Total Hybrid Rate	6,415,297	6,449,913	6,386,638	42.8
Fixed Rate:
Corporate Loans	25,000	25,000	25,000	0.2
Corporate Debt Securities	202,474	202,748	202,474	1.4
Commercial Real Estate Loans	35,646	35,646	35,657	0.2
Commercial Real Estate Debt Securities	19,880	19,833	19,880	0.1
Total Fixed Rate	283,000	283,227	283,011	1.9
Total	$14,950,345	$14,977,403	$14,923,474	100.0%

(1)          The schedule excludes (i) marketable equity securities with a fair value of $47.0 million and amortized cost of $47.2 million, and (ii) non-marketable equity securities with a fair value of $52.5 million and amortized cost of $52.5 million as of December 31, 2005. As of December 31, 2005, the aggregate amortized cost value of the Company’s investment portfolio exceeded the aggregate fair value of its portfolio by $54.1 million and, as of the same date, the Company had unrealized gains totaling $45.6 million related to its cash flow hedges, as defined under SFAS No. 133.  As of December 31, 2005, the aggregate net unamortized purchase discount related to the Company’s investment portfolio was $6.7 million.

(2)          The schedule summarizes the carrying value, amortized cost, and fair value of the Company’s investment portfolio as of December 31, 2005, classified by interest rate type. Carrying value is the value that investments are recorded on the Company’s consolidated balance sheets and is fair value for securities and amortized cost for loans. Estimated fair values set forth in the schedule are as of December 31, 2005 and are based on dealer quotes and/or nationally recognized pricing services.

Schedule VI

KKR Financial Corp.

SECURITIES PORTFOLIO BY RATINGS AS OF DECEMBER 31, 2005 (UNAUDITED)

(amounts in thousands) Rating (1)(2)	Residential ARM Securities	Residential Hybrid ARM Securities	Corporate Debt Securities	Commercial Real Estate Securities	Preferred and Common Stock	Total Securities
Aaa/AAA	$3,310,370	$2,134,333	$—	$—	$—	$5,444,703
Aa1/AA+	—	—	—	—	—	—
Aa2/AA	21,497	28,274	—	—	—	49,771
Aa3/AA-	—	—	—	—	—	—
A1/A+	—	—	—	—	—	—
A2/A	15,498	17,916	—	—	—	33,414
A3/A-	—	—	—	—	—	—
Baa1/BBB+	—	—	—	—	—	—
Baa2/BBB	10,998	6,372	41,537	12,000	—	70,907
Baa3/BBB-	—	2,194	—	26,491	—	28,685
Ba1/BB+	—	—	73,370	20,000	—	93,370
Ba2/BB	4,714	3,622	32,349	5,000	11,158	56,843
Ba3/BB-	—	—	45,000	—	—	45,000
B1/B+	—	—	25,418	—	24,040	49,458
B2/B	2,856	2,064	45,715	—	—	50,635
B3/B-	—	—	82,350	—	—	82,350
Caa1/CCC+	—	—	39,673	—	—	39,673
Caa2/CCC	—	—	67,684	—	—	67,684
Caa3/CCC- and lower	—	—	—	8,337	—	8,337
NR	3,830	2,245	26,682	11,173	11,960	55,890
Total	$3,369,763	$2,197,020	$479,778	$83,001	$47,158	$6,176,720

(1)   Amounts are amortized cost.

(2)   Schedule excludes $52.5 million of non-marketable equity securities as of December 31, 2005.

Schedule VII

KKR Financial Corp.

LOAN PORTFOLIO BY RATINGS AS OF DECEMBER 31, 2005 (UNAUDITED)

(amounts in thousands) Rating (1)	Securitized Residential ARM Loans	Securitized Residential Hybrid ARM Loans	Corporate Loans	Commercial Real Estate Loans	Total Loans
Aaa/AAA	$2,070,425	$4,068,999	$—	$—	$6,139,424
Aa1/AA+	—	35,738	—	—	35,738
Aa2/AA	46,999	56,732	—	—	103,731
Aa3/AA-	—	—	—	—	—
A1/A+	9,691	—	—	—	9,691
A2/A	14,238	31,416	—	—	45,654
A3/A-	—	—	—	—	—
Baa1/BBB+	5,823	—	—	—	5,823
Baa2/BBB	8,286	19,105	—	—	27,391
Baa3/BBB-	—	11,975	2,000	—	13,975
Ba1/BB+	5,472	—	24,643	—	30,115
Ba2/BB	3,464	6,290	220,298	60,929	290,981
Ba3/BB-	—	—	393,752	—	393,752
B1/B+	—	—	625,769	—	625,769
B2/B	3,864	3,107	393,788	74,853	475,612
B3/B-	—	—	107,843	—	107,843
Caa1/CCC+	—	—	5,000	50,000	55,000
Caa2/CCC	—	—	16,410	—	16,410
Caa3/CCC- and lower	—	—	—	—	—
NR	7,667	19,531	107,774	335,960	470,932
Total	$2,175,929	$4,252,893	$1,897,277	$521,742	$8,847,841

(1)   Amounts are amortized cost.